SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          October 17, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreement

On October 17, 2014, the Company’s Compensation and Stock Option Committee (“Compensation Committee”) and the Board of Directors (“Board”) approved a consulting agreement with John Climaco (a director of the Company), with Mr. Climaco abstaining. The Company and Mr. Climaco entered into the consulting agreement on October 17, 2014. Mr. Climaco is also is a member of the Strategic Advisory Committee of the Board of Directors.

Pursuant to the consulting agreement, the services to be provided by the Consultant shall include, among other things, the following:

●	Review the Company’s operations to restructure costs to render the Company more competitive;
●	Evaluate all functions, including but not limited to sales, marketing, accounting, operations, and executive management as well as cost structures for each facility;
●	Assist in the development of the Company’s strategy opportunity and other initiatives, including but not limited to the development of the Company’s medical isotope technology; and
●	Other assignments as determined by the Board.

The Consultant shall be paid $22,000 per month plus reasonable expenses. The agreement shall continue unless terminated by either party for any reason or no reason by providing thirty (30) days written notice to the other party.

The Consultant shall remain on the Company’s Board of Director until the expiration of the term.

The summaries of the terms of the Consulting Agreement, set forth above are qualified in their entirety by reference to the full text of the consulting agreement, which is attached hereto as Exhibits 10.1and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 – Other Events

Item 5.02 of this report contains a discussion of a consulting agreement with John Climaco, a director of the Company, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

10.1	Consulting Agreement dated October 17, 2014 between Perma-Fix Environmental Services, Inc. and John M. Climaco.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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